UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                                                                     December 23, 2013

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2013, Coach, Inc. (“Coach” or the “Company”) announced that as contemplated by its previous public announcements, Lew Frankfort, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”), had given notice of his retirement as Chief Executive Officer, effective January 1, 2014, and that the Board appointed Mr. Frankfort to the position of Executive Chairman, effective January 1, 2014.  Concurrently, the Board had appointed Victor Luis, the Company’s President, Chief Commercial Officer and member of the Board, to the position of Chief Executive Officer, effective January 1, 2014.  Messrs. Frankfort and Luis will continue as members of the Board, with Mr. Frankfort remaining as Chairman of the Board.

Biographical information for Messrs. Luis and Frankfort is hereby incorporated by reference from Proposal 1: Election of Directors in the Company’s Proxy Statement on Schedule 14A, filed on September 27, 2013.  There are no arrangements or understandings between Messrs. Luis and Frankfort and any other person pursuant to which either was selected as an officer (other than the terms of each executive’s employment agreement), and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Messrs. Luis and Frankfort that are required to be disclosed by Item 404(a) of Regulation S-K.  A summary of the compensation and benefits provided to Mr. Luis under the letter agreement dated as of February 13, 2013 between the Company and Mr. Luis, is hereby incorporated by reference from Item 5.02 of the Company’s Current Report on Form 8-K, filed on February 15, 2013.

Also, on December 23, 2013, the Company entered into an amendment (the “Amendment”) to Mr. Frankfort’s employment agreement dated June 1, 2003 (the “Employment Agreement”) to (i) state that Mr. Frankfort shall serve as the Company’s Executive Chairman, reporting to the Board, with such responsibilities, duties and authority as are customary for such role, (ii) provide that the Employment Agreement shall expire at the end of its current term unless otherwise agreed upon in writing by the parties, (iii) provide that Mr. Frankfort’s annual base salary and bonus shall remain unchanged from his current annual base salary and bonus, and (iv) acknowledge that Mr. Frankfort’s retirement from the position of Chief Executive Officer as of January 1, 2014, his subsequent eventual retirement from the position of Executive Chairman at a future to-be-agreed upon date, and any organizational changes or changes to Mr. Frankfort’s employment made in contemplation of such retirements are voluntary and shall not on any way constitute or imply a termination without Cause or a Good Reason (as such terms are defined in the Employment Agreement) for Mr. Frankfort’s resignation.  Except as otherwise described herein, all of the remaining terms of the Employment Agreement will remain in effect.

The foregoing does not constitute a complete summary of the terms of the Amendment, and reference is made to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

10.1              Amendment to Employment Agreement, dated December 23, 2013, between Coach and Lew Frankfort

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2013

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, Corporate Affairs, General Counsel & Secretary

EXHIBIT INDEX

10.1	Amendment to Employment Agreement, dated December 23, 2013, between Coach and Lew Frankfort